Exhibit 99.1

Aegion Corporation Announces Plans to Divest Energy Services Segment to Focus on Core Municipal Wastewater and Drinking Water Markets

ST. LOUIS, December 14, 2020 (GLOBE NEWSWIRE) – Aegion Corporation (NASDAQ:AEGN) today announced plans to divest the Company’s Energy Services segment, following Board of Directors’ approval and a review of strategic alternatives for the business that was previously announced on October 28, 2020.

Aegion Energy Services provides mission-critical maintenance, turnaround, construction and safety services at a majority of oil refineries on the U.S. West Coast. The business is led by a strong and tenured management team that has built longstanding relationships with leading blue-chip operators.

Charles R. Gordon, Aegion’s President and CEO, said, “The decision to divest Energy Services will further reduce Aegion’s oil & gas exposure and drive greater focus on our portfolio of pipeline rehabilitation technologies. Going forward, the vast majority of our business will be based on helping communities provide critical drinking water and sewer services through systems that are safer and stronger, thanks to our proprietary technologies and engineering and contracting expertise.”

The Company has retained BofA Securities as an independent financial advisor to assist with the divestiture and expects to launch a formal sale process in January 2021.

About Aegion Corporation (NASDAQ: AEGN)

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding transformational solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.®

More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Aegion’s forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of Aegion’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 2, 2020, and in subsequently filed documents, and, in particular, the impact of the current COVID-19 virus outbreak and the evolving response thereto. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion’s filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Aegion® and the Aegion® logo are the registered trademarks of Aegion Corporation and its affiliates.

For more information, contact:
Katie Cason

Senior Vice President, Strategy and Communications

636-530-8000 | kcason@aegion.com